EXHIBIT 22.1 - SUBSIDIARIES OF J & J SNACK FOODS CORP.


                                                           Place of
                                                         Incorporation

                J & J Snack Foods Investment Corp.       Delaware

                The ICEE Company                         Delaware

                J & J Snack Foods Corp. of New Jersey    New Jersey

                J & J Snack Foods Corp. of California    California

                J & J Snack Foods Corp./Midwest          Illinois

                J & J Snack Foods Corp./Mia              Pennsylvania

                J & J Snack Foods Corp. of Pennsylvania  Pennsylvania

                J & J Snack Foods Sales Corp.            New Jersey

                J & J Snack Foods Sales Corp. of Texas   Texas

                J & J Snack Foods Transport Corp.        New Jersey

                ICEE-Canada, Inc.                        Canada

                ICEE de Mexico, S.A. De C.V.             Mexico

                J & J Restaurant Group, Inc.             Pennsylvania

                Bakers Best Snack Food Corp.             Pennsylvania

                Pretzels, Inc.                           Texas

                Federal PBC Company                      Pennsylvania










                                        138